Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Wright & Company, Inc.

Vantage Energy, LLC

116 Inverness Drive East, Suite 107

Englewood, CO 80112

Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Rice Energy Inc. and any amendment thereof, and in the related Prospectus, of information relating to our reserves report of (i) Vantage Energy, LLC’s proved oil and natural gas reserves estimates and associated cash flow and economics as of December 31, 2015 and 2014, and the inclusion of our corresponding letters, dated February 5, 2016 and February 26, 2015, respectively and (ii) Vantage Energy II, LLC’s proved oil and natural gas reserves estimates and associated cash flow and economics as of December 31, 2015 and 2014, and the inclusion of our corresponding letters, dated February 5, 2016 and March 5, 2015, respectively. We also consent to the references to our firm contained in this Registration Statement and in the related Prospectus, including under the caption “Experts.”

Very truly yours,

Wright & Company, Inc.
TX Reg. No. F-12302

By:	/s/ D. Randall Wright
D. Randall Wright
President

Brentwood, Tennessee

October 28, 2016